POWER OF ATTORNEY

     The undersigned, a member of the Board of Directors of CalEnergy Company, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Steven A. McArthur and Douglas L. Anderson and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 1995 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                          POWER OF ATTORNEY

DATE:




DAVID L. SOKOL                        RICHARD R. JAROS




EDGAR D. ARONSON                      BERNARD W. REZNICEK





JUDITH E. AYRES                       WALTER SCOTT, JR.






JAMES Q. CROWE                        JOHN R. SHINER





RICHARD K. DAVIDSON                   DAVID E. WIT




BEN HOLT